Exhibit 99.1
FOR IMMEDIATE RELEASE

Contact:
Investors:
A. Pierre Dubois, Manager, Investor Relations, (210) 283-2164

Media:
Sarah Simpson, Vice President, Corporate Communications, (210) 283-2374
Tesoro’s Board of Directors Elects Willliam J. Finnerty
Executive Vice President and Chief Operating Officer
     SAN ANTONIO, TEXAS – February 2, 2006 – Tesoro Corporation (NYSE:TSO) today announced that its Board of Directors has elected William J. Finnerty Executive Vice President and Chief Operating Officer.
     “Bill has been instrumental in our ability to achieve record earnings and throughput levels at our six refineries during the past year,” said Bruce A. Smith, Chairman, President and CEO of Tesoro. “He has brought an increased level of sophistication to our operations and strategy. I am proud of his fine work and pleased to announce his promotion to Chief Operating Officer.”
     Finnerty was named Executive Vice President, Operations in January 2005. He joined Tesoro in 2003 as Vice President, Crude Oil and Logistics of Tesoro Refining and Marketing Company. Prior to joining Tesoro, Finnerty served in senior executive positions for other major oil and gas companies. Finnerty earned his bachelor’s degree from State University Maritime College in New York.
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